Exhibit 4.30

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                                ---------------,
                              as Call Option Holder

                                       AND

                                ---------------,
                      as Unit Agent and as Attorney-In-Fact


                               ------------------

                              CALL OPTION AGREEMENT

                               ------------------



                          Dated as of __________, 199__



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                              CALL OPTION AGREEMENT


         THIS CALL OPTION AGREEMENT, dated as of __________, 199__, is made between _______________, as Call Option Holder, and _______________, as Unit Agent and as attorney-in-fact of the Holders from time to time of the Normal Units.

         RECITALS:

         A. AirTouch Communications, Inc. and the Unit Agent are parties to the Master Unit Agreement, dated as the date hereof (as the same may be supplemented or amended in accordance with the terms thereof, the "Master Unit Agreement"). The Master Unit Agreement contemplates that the Company will issue QUIPS(sm)* and Junior Subordinated Debentures, and that QUIPS or Junior Subordinated Debentures will underlie Normal Units outstanding from time to time thereunder.

         B. It is intended that the Holders from time to time of the Normal Units grant Call Options entitling the Call Option Holder to acquire the QUIPS or Junior Subordinated Debentures underlying the related Normal Units on the terms and subject to the conditions set forth herein. Pursuant to the terms of the Principal Agreements and the Unit Certificates for the Normal Units, the Holders from time to time of the Normal Units irrevocably authorize the Unit Agent, as attorney-in-fact of such Holders, to enter into such Call Options and execute and deliver this Agreement on behalf of such Holders.

         NOW, THEREFORE, the Call Option Holder and the Unit Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Normal Units, agree as follows:

         1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) capitalized terms used herein and not defined are used herein as defined in the Master Unit Agreement; and

         (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Aggregate Consideration Deliverable on Exercise of the Call Options" means consideration comprised of:

                  (i) Treasury Securities that through their scheduled payments will generate not later than each Quarterly Payment Date falling after the Call Settlement Date and on or before the Stock Purchase Date an amount of cash that is at least equal

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*    QUIPS is a servicemark of _______________.


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         to the aggregate distributions or interest payments that are scheduled to be payable in respect of the QUIPS or Junior Subordinated Debentures underlying the Normal Units on such Quarterly Payment Date (assuming for this purpose that no distributions or payments will then have been deferred);

                  (ii) Treasury Securities that through their scheduled payments will generate not later than the Stock Purchase Date an amount of cash equal to the aggregate Liquidation Amount of the QUIPS or principal amount of the Junior Subordinated Debentures underlying the Normal Units; and

                  (iii) if the Company is, at the Call Settlement Date, deferring distributions on the QUIPS or interest payments on the Junior Subordinated Debentures, an amount in cash equal to (A) the aggregate deferred distributions on the QUIPS or deferred interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Call Settlement Date, if the Call Settlement Date is a Quarterly Payment Date, and (B) the aggregate deferred distributions on the QUIPS or deferred interest payments on the Junior Subordinated Debentures underlying the Normal Units accrued to the Quarterly Payment Date immediately preceding the Call Settlement Date plus interest thereon at the QUIPS Distribution Rate for the period from and including such Quarterly Payment Date to but excluding such Call Settlement Date (computed on the basis of a three hundred sixty (360) day year of twelve (12) thirty (30) day months), if the Call Settlement Date is not a Quarterly Payment Date.

         "Call Option Expiration Date" means [________, 2001] (or, if such date is not a Business Day, the next succeeding Business Day).

         2.  CALL OPTION.

         2.1 GRANT. The Unit Agent, on behalf of and as attorney-in-fact for the Holders from time to time of the Normal Units, hereby grants the Call Options to the Call Option Holder on the terms and subject to the conditions set forth herein.

         2.2 CONSIDERATION. As consideration for such Call Options, concurrently with the execution hereof, the Call Option Holder is paying to the underwriters under the Underwriting Agreement (who are acting in this regard on behalf of the initial investors in the Normal Units) an amount equal to $________ per Call Option.

         2.3 EXPIRATION OR TERMINATION OF CALL OPTIONS. The Call Options shall be irrevocable, but the Call Options and the rights of the Call Option Holder and the obligations of the Holders of Normal Units thereunder shall (a) expire on the Call Option Expiration Date if the Call Settlement Date has not occurred on or prior to such date and (b) automatically terminate upon the occurrence of a Termination Event.

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         3.  EXERCISE OF CALL OPTIONS.

         3.1  EXERCISE MECHANICS.

         (a) The Call Option Holder may exercise all (but not less than all) the Call Options by (i) delivering to the Unit Agent and the Collateral Agent, on or prior to the Call Option Settlement Date, a notice, substantially in the form set forth in Annex A attached hereto, stating that the Call Option Holder is exercising its Call Options and specifying the Call Settlement Date therefor (which may not be after the Call Option Expiration Date) and (ii) delivering to the Collateral Agent, by Noon, New York City time, on the Call Settlement Date, the Aggregate Consideration Deliverable on Exercise of the Call Options.

         (b) Pursuant to the Pledge Agreement, upon receipt by the Collateral Agent of the Aggregate Consideration Deliverable on Exercise of the Call Options in the manner contemplated hereby and by the Pledge Agreement, the Collateral Agent shall transfer the QUIPS or Junior Subordinated Debentures underlying the Normal Units, free and clear of any lien, pledge or security interest created by the Pledge Agreement, to the Call Option Holder or its designee as specified in the notice referred to in Section 3.1(a) above.

         (c) The Unit Agent shall, not later than three (3) Business Days following the Call Settlement Date, mail notice of the exercise of the Call Options to the Holders in the manner prescribed by the Master Unit Agreement.

         4.  MISCELLANEOUS.

         4.1 AMENDMENTS. This Agreement may be amended in the manner set forth in Section 801 of the Master Unit Agreement.

         4.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Call Option Holder, the Unit Agent and the Holders from time to time of the Normal Units, acting through the Unit Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Call Option Holder, the Unit Agent and the Holders from time to time of the Normal Units, acting through the Unit Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         4.3 NOTICES. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the


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signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         4.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Call Option Holder and the Unit Agent, and the Holders from time to time of the Normal Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Call Options hereunder by, the Unit Agent.

         4.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         4.6 SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       [_______________]



                                       By
                                         --------------------------------------

                                       Name
                                           ------------------------------------

                                       Title
                                            -----------------------------------

                                       Address for Notices:


                                       ----------------------------------------
                                       ----------------------------------------
                                       ----------------------------------------
                                       Attention:
                                                 ------------------------------


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                                       [_______________]



                                       By
                                         --------------------------------------

                                       Name
                                           ------------------------------------

                                       Title
                                            -----------------------------------

                                       Address for Notices:


                                       ----------------------------------------
                                       ----------------------------------------
                                       ----------------------------------------
                                       Attention:
                                                 ------------------------------


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                                     ANNEX I
                                     -------

                                 EXERCISE NOTICE
                                 ---------------


         Reference is made to the Call Option Agreement, dated as of __________, 199_ (the "Call Option Agreement"), between _______________, as Call Option Holder, and _______________, as Unit Agent and attorney-in-fact of the Holders from time to time of the Normal Units. Capitalized terms used herein but not defined are used herein as defined in the Call Option Agreement.

         The undersigned hereby exercises all of the Call Options underlying the Normal Units and specifies __________________ as the Call Settlement Date. Certificates representing the QUIPS or Junior Subordinated Debentures underlying the Normal Units should be registered in the name of and delivered to [insert address].

         Dated:  __________, 199__

                                       [_______________]



                                       By
                                         --------------------------------------

                                       Name
                                           ------------------------------------

                                       Title
                                            -----------------------------------


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